Exhibit 99.1

WASTE CONNECTIONS REPORTS SECOND QUARTER 2026 RESULTS AND

RAISES FULL YEAR OUTLOOK

-	Better than expected results drive increase to full year 2026 outlook, with upside from improving commodities and ongoing acquisition activity
-	Revenue of $2.562 billion, above expectations and up 6.4%
-	Net income of $296.4 million, or $1.17 per share, adjusted net income* of $381.7 million, or $1.50 per share
-	Adjusted EBITDA* of $840.1 million, above expectations and up 6.8%
-	Adjusted EBITDA* margin of 32.8% of revenue
-	Record year-to-date share repurchases of $614.5 million, or approximately 1.5% of shares outstanding

TORONTO, ONTARIO, July 22, 2026 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the second quarter of 2026 and raised its outlook for the full year.

“We are extremely pleased to deliver results above expectations, led primarily by strong operational execution driving a top-to-bottom beat in the second quarter.  Most notably, adjusted EBITDA* margin expanded to 32.8% on 70 basis points of underlying margin expansion overcoming cost pressures primarily from rapidly spiking fuel and related costs, as well as ongoing drags from comparatively lower commodity values,” said Ronald J. Mittelstaedt, President and Chief Executive Officer.  "Our outperformance, in spite of ongoing geopolitical instability and the associated uncertainty, is a reflection of our differentiated strategy and a purposeful culture, both of which will continue to set us apart."

“Our achievements in the first half of 2026, with recent commodity values and ongoing fuel cost recovery, plus contributions from acquisitions closed to date, position us to increase our full year outlook to revenue of $10.02 billion to $10.05 billion and adjusted EBITDA* of $3.33 billion to $3.34 billion, with upside from improving trends in commodities and contributions from incremental acquisitions.”

Mr. Mittelstaedt added, “Along with a record amount of share repurchases, we’ve completed acquisitions with over $100 million in annualized revenue and remain well-positioned for another outsized year of activity.  The enduring strength of our balance sheet and free cash flow generation once again demonstrates our ability to fund our growth strategy while increasing our return of capital to shareholders.”

Q2 2026 Results

Revenue in the second quarter totaled $2.562 billion, up from $2.407 billion in the year ago period.  Operating income was $437.6 million, which included $58.5 million primarily attributable to impairments related to adjustments to landfill closure and post closure costs and $7.9 million primarily in transaction-related expenses.  This compares to operating income of $459.5 million in the second quarter of 2025, which included $7.3 million primarily in impairments and other operating items and transaction-related expenses.  Net income in the second quarter was $296.4 million, or $1.17 per share on a diluted basis of 253.9 million shares.  In the year ago period, the Company reported net income of $290.3 million, or $1.12 per share on a diluted basis of 259.0 million shares.

Adjusted net income* in the second quarter was $381.7 million, or $1.50 per diluted share, versus $333.1 million, or $1.29 per diluted share, in the prior year period.  Adjusted EBITDA* in the second quarter was $840.1 million, as compared to $786.4 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and acquisition-related items, as reflected in the detailed reconciliations in the attached tables.

Six Months Year to Date Results

For the six months ended June 30, 2026, revenue was $4.932 billion, up from $4.635 billion in the year ago period.  Operating income, which included $138.0 million primarily attributable to adjustments to landfill closure and post closure costs, $9.9 million in transaction-related expenses, partially offset by $1.3 million in fair value changes to equity awards, was $801.6 million, as compared to operating income of $849.8 million in the prior year period, which included $27.5 million primarily attributable to transaction-related expenses and impairments and other operating items.

Net income for the six months ended June 30, 2026 was $515.7 million, or $2.02 per share on a diluted basis of 254.9 million shares.  In the year ago period, the Company reported net income of $531.8 million, or $2.05 per share on a diluted basis of 258.9 million shares.

Adjusted net income* for the six months ended June 30, 2026 was $696.6 million, or $2.73 per diluted share, compared to $626.2 million, or $2.42 per diluted share, in the year ago period. Adjusted EBITDA* for the six months ended June 30, 2026 was $1.610  billion, as compared to $1.499 billion in the prior year period.

Updated 2026 Outlook

Waste Connections also updated its outlook for 2026, which assumes no change in the current economic environment or underlying economic trends.  The Company’s outlook excludes any impact from additional acquisitions that may close during the year, and expensing of transaction-related items.  The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2026 are subject to quarterly fluctuations.  See reconciliations in the attached tables.

-	Revenue is estimated to be between $10.02 billion to $10.05 billion;
-	Net income is estimated to be between $1.169 billion and $1.173 billion, and adjusted EBITDA* is estimated to be between $3.33 billion and $3.34 billion;
-	Capital expenditures are estimated to be approximately $1.25 billion; and
-	Net cash provided by operating activities is estimated to be between $2.63 billion and $2.68 billion, and adjusted free cash flow* is estimated to be between $1.40 billion and $1.45 billion.

----------------------------------------------------------------------------------------------------------------------------------------------------

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Q2 2026 Earnings Conference Call

Waste Connections will be hosting a conference call related to second quarter earnings on July 23rd  at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting "Events & Presentations" from the website menu. Alternatively, conference call participants can preregister by clicking here. Registered participants will receive dial-in instructions and a personalized code for entry to the conference call. Shortly after the conclusion of the conference call, a webcast replay will be available on the Waste Connections investor website or by clicking here.

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 46 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its sustainability efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement. Visit wasteconnections.com/sustainability for more information and updates on our progress towards targeted achievement.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2026 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND SIX months ended JUNE 30, 2025 and 2026

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2026	2025	2026

Revenues	$2,407,055	$2,561,607	$4,635,231	$4,932,239
Operating expenses:
Cost of operations	1,392,857	1,479,217	2,684,299	2,840,317
Selling, general and administrative	242,966	260,493	493,100	511,612
Depreciation	257,421	278,277	499,728	545,762
Amortization of intangibles	50,236	47,600	97,878	94,864
Impairments and other operating items	4,030	58,466	10,471	138,050
Operating income	459,545	437,554	849,755	801,634

Interest expense	(82,751)	(91,203)	(163,626)	(178,922)
Interest income	2,314	4,126	4,084	7,239
Other income, net	10,050	33,253	11,922	37,337
Income before income tax provision	389,158	383,730	702,135	667,288

Income tax provision	(98,882)	(87,331)	(170,348)	(151,546)
Net income	$290,276	$296,399	$531,787	$515,742

Earnings per common share:
Basic	$1.12	$1.17	$2.06	$2.03
Diluted	$1.12	$1.17	$2.05	$2.02

Shares used in the per share calculations:
Basic	258,377,345	253,457,489	258,286,168	254,398,232
Diluted	258,982,647	253,856,582	258,944,234	254,860,729

Cash dividends per common share	$0.315	$0.350	$0.630	$0.70

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2025	June 30, 2026
ASSETS
Current assets:
Cash and equivalents	$45,968	$98,180
Accounts receivable, net of allowance for credit losses of $21,402 and $23,961 at December 31, 2025 and June 30, 2026, respectively	1,024,992	1,069,733
Prepaid expenses and other current assets	240,603	231,225
Total current assets	1,311,563	1,399,138

Restricted cash	183,612	163,398
Restricted investments	80,757	72,781
Property and equipment, net	8,733,327	8,965,023
Operating lease right-of-use assets	312,508	315,657
Goodwill	8,392,249	8,388,109
Intangible assets, net	2,006,200	1,973,464
Other assets, net	109,147	121,882
Total assets	$21,129,363	$21,399,452
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$765,227	$771,781
Book overdraft	14,674	28,918
Deferred revenue	416,025	429,904
Accrued liabilities	810,367	781,129
Current portion of operating lease liabilities	44,272	46,878
Current portion of contingent consideration	65,029	61,416
Current portion of long-term debt and notes payable	8,667	8,094
Total current liabilities	2,124,261	2,128,120

Long-term portion of debt and notes payable	8,811,104	9,283,810
Long-term portion of operating lease liabilities	267,000	270,860
Long-term portion of contingent consideration	19,667	19,647
Deferred income taxes	1,085,613	1,121,465
Other long-term liabilities	576,337	654,332
Total liabilities	12,883,982	13,478,234
Commitments and contingencies
Shareholders’ equity:
Common shares: Unlimited shares authorized; 255,661,011 shares issued and 255,614,663 shares outstanding at December 31, 2025; 252,201,043 shares issued and 252,154,695 shares outstanding at June 30, 2026	2,783,431	2,171,955
Additional paid-in capital	373,239	389,514
Accumulated other comprehensive loss	(111,044)	(178,647)
Treasury shares: 46,348 and 46,348 shares at December 31, 2025 and June 30, 2026, respectively	-	-
Retained earnings	5,199,755	5,538,396
Total shareholders’ equity	8,245,381	7,921,218
Total liabilities and shareholders’ equity	$21,129,363	$21,399,452

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

SIX months ended JUNE 30, 2025 and 2026

(Unaudited)

(in thousands of U.S. dollars)

	Six months ended June 30,
	2025	2026
Cash flows from operating activities:
Net income	$531,787	$515,742
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from disposal of assets, impairments and other	11,480	7,164
Adjustments to closure and post-closure liabilities	-	131,980
Depreciation	499,728	545,762
Amortization of intangibles	97,878	94,864
Deferred income taxes, net of acquisitions	58,292	37,189
Current period provision for expected credit losses	5,171	14,519
Amortization of debt issuance costs	4,101	4,502
Share-based compensation	41,956	41,539
Interest accretion	25,556	22,156
Payment of contingent consideration recorded in earnings	(400)	(1)
Adjustments to contingent consideration	30,584	(1,315)
Other	(2,661)	(3,778)
Net change in operating assets and liabilities, net of acquisitions	(123,731)	(131,437)
Net cash provided by operating activities	1,179,741	1,278,886

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(510,738)	(309,644)
Capital expenditures for property and equipment	(497,765)	(598,949)
Capital expenditures for undeveloped land	-	(51,049)
Proceeds from disposal of assets	5,417	2,922
Other	(16,886)	(5,232)
Net cash used in investing activities	(1,019,972)	(961,952)

Cash flows from financing activities:
Proceeds from long-term debt	1,613,594	1,703,552
Principal payments on notes payable and long-term debt	(1,488,785)	(1,176,382)
Payment of contingent consideration recorded at acquisition date	(22,895)	(4,707)
Change in book overdraft	397	14,244
Payments for repurchase of common shares	(389)	(614,507)
Payments for cash dividends	(162,950)	(177,101)
Tax withholdings related to net share settlements of equity-based compensation	(30,934)	(24,985)
Debt issuance costs	(3,433)	(5,676)
Proceeds from issuance of shares under employee share purchase plan	2,593	3,031
Proceeds from sale of common shares held in trust	324	-
Net cash used in financing activities	(92,478)	(282,531)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,007	(2,405)

Net increase in cash, cash equivalents and restricted cash	69,298	31,998
Cash, cash equivalents and restricted cash at beginning of period	198,173	229,580
Cash, cash equivalents and restricted cash at end of period	$267,471	$261,578

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three and six month periods ended June 30, 2026:

	Three months ended June 30, 2026	Six months ended June 30, 2026
Yield(a)	4.6%	4.6%
Surcharges	1.1%	0.5%
Unit Volume(a)	(1.9%)	(1.7%)
Recycling	(0.2%)	(0.3%)
Foreign Exchange Impact	0.0%	0.2%
Total	3.6%	3.3%

Core Price(b)	5.6%	5.8%

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(a) In the first quarter of 2026, WCN began providing a breakdown of organic growth in solid waste collection, transfer and disposal to include Yield and Unit Volume, which are performance metrics used by management to evaluate the effectiveness of our pricing and organic growth strategies. Yield, or change in average price per unit of service, reflects the impacts of customer churn and new business activity and the resulting mix by line of business and by geographic segment;Unit Volume reflects estimated change in units of activity.

(b) Core Price is defined as the revenue growth attributable to price increases, net of rollbacks, on solid waste collection, transfer and disposal customers.  This definition is consistent with Core Price references provided in prior periods.

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended June 30, 2025 and 2026:

	Three months ended June 30, 2025
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,690,785	$(5,331)	$1,685,454	70.0%
Solid Waste Disposal and Transfer	784,015	(342,396)	441,619	18.3%
Solid Waste Recycling	69,163	(2,358)	66,805	2.8%
E&P Waste Treatment, Recovery and Disposal	178,117	(8,282)	169,835	7.1%
Intermodal and Other	43,934	(592)	43,342	1.8%
Total	$2,766,014	$(358,959)	$2,407,055	100.0%

	Three months ended June 30, 2026
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,789,235	$(5,512)	$1,783,723	69.6%
Solid Waste Disposal and Transfer	829,536	(365,280)	464,256	18.1%
Solid Waste Recycling	63,946	(2,549)	61,397	2.4%
E&P Waste Treatment, Recovery and Disposal	211,153	(10,198)	200,955	7.9%
Intermodal and Other	62,806	(11,530)	51,276	2.0%
Total	$2,956,676	$(395,069)	$2,561,607	100.0%

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, closed during or subsequent to the prior periods:

	Three months ended June 30,		Six months ended June 30,
	2025	2026	2025	2026
Acquisitions, net	$112,870	$45,758	$242,168	$101,011

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and six month periods ended June 30, 2025 and 2026:

	Three months ended June 30,		Six months ended June 30,
	2025	2026	2025	2026
Cash Interest Paid	$71,092	$64,657	$155,246	$172,901
Cash Taxes Paid	68,965	77,306	91,140	99,179

Debt to Book Capitalization as of June 30, 2026: 54%

Internalization for the three months ended June 30, 2026: 59%

Days Sales Outstanding for the three months ended June 30, 2026: 38 (23 net of deferred revenue)

Share Information for the three months ended June 30, 2026:

Basic shares outstanding	253,457,489
Dilutive effect of equity-based awards	399,093
Diluted shares outstanding	253,856,582

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended June 30,		Six months ended June 30,
	2025	2026	2025	2026
Net income	$290,276	$296,399	$531,787	$515,742
Plus: Income tax provision	98,882	87,331	170,348	151,546
Plus: Interest expense	82,751	91,203	163,626	178,922
Less: Interest income	(2,314)	(4,126)	(4,084)	(7,239)
Plus: Depreciation and amortization	307,657	325,877	597,606	640,626
Plus: Closure and post-closure accretion	11,942	10,328	23,816	20,619
Plus: Impairments and other operating items	4,030	58,466	10,471	138,050
Less: Other income, net	(10,050)	(33,253)	(11,922)	(37,337)
Adjustments:
Plus: Transaction-related expenses(a)	3,973	7,588	15,943	9,948
Plus/(Less): Fair value changes to equity awards(b)	(734)	267	1,036	(1,269)
Adjusted EBITDA	$786,413	$840,080	$1,498,627	$1,609,608

As % of revenues	32.7%	32.8%	32.3%	32.6%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry.  Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended June 30,		Six months ended June 30,
	2025	2026	2025	2026
Net cash provided by operating activities	$638,202	$733,288	$1,179,741	$1,278,886
Plus: Change in book overdraft	507	20,358	397	14,244
Plus: Proceeds from disposal of assets	4,448	1,143	5,417	2,922
Less: Capital expenditures for property and equipment	(285,310)	(302,354)	(497,765)	(598,949)
Adjustments:
Transaction-related expenses(a)	8,769	5,759	11,161	7,372
Executive separation costs(b)	1,670	978	2,119	978
Payment of contingent consideration recorded in earnings(c)	400	1	400	1
Pre-existing Progressive Waste share-based grants(d)	-	-	16	-
Tax effect(e)	(1,673)	(1,684)	(2,398)	(2,088)
Adjusted free cash flow	$367,013	$457,489	$699,088	$703,366

As % of revenues	15.2%	17.9%	15.1%	14.3%

___________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects the cash component of severance expense associated with an executive departure from 2023.
(c)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(d)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(e)	The aggregate tax effect of footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as valuation measures in the solid waste industry.  Management uses adjusted net income   and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended June 30,		Six months ended June 30,
	2025	2026	2025	2026
Reported net income	$290,276	$296,399	$531,787	$515,742
Adjustments:
Amortization of intangibles(a)	50,236	47,600	97,878	94,864
Impairments and other operating items(b)	4,030	58,466	10,471	138,050
Transaction-related expenses(c)	3,973	7,588	15,943	9,948
Fair value changes to equity awards(d)	(734)	267	1,036	(1,269)
Tax effect(e)	(14,687)	(28,629)	(30,898)	(60,765)
Adjusted net income	$333,094	$381,691	$626,217	$696,570
Diluted earnings per common share:
Reported net income	$1.12	$1.17	$2.05	$2.02
Adjusted net income	$1.29	$1.50	$2.42	$2.73

_________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.

UPDATED 2026 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	Updated 2026 Outlook
	Low Estimate	High Estimate
Net income	$1,169,000	$1,173,000
Plus: Income tax provision(a)	351,000	353,000
Plus: Interest expense, net	358,000	358,000
Plus: Depreciation and Depletion	1,110,000	1,114,000
Plus: Amortization	192,000	192,000
Plus: Closure and post-closure accretion	40,608	40,608
Plus: Impairments and other operating items(b)	138,050	138,050
Less: Other income, net(b)	(37,337)	(37,337)
Adjustments(b)
Plus: Transaction-related expenses	9,948	9,948
Plus: Fair value changes to equity awards	(1,269)	(1,269)
Adjusted EBITDA	$3,330,000	$3,340,000

____________________________

(a)	Approximately 23.1% full year effective tax rate, including amounts reported for the six month period ended June 30, 2026.
(b)	Reflects amounts reported for the six month period ended June 30, 2026, as shown on page 9.

Reconciliation of Adjusted Free Cash Flow:

	Updated 2026 Outlook
	Low Estimate	High Estimate
Net cash provided by operating activities	$2,626,571	$2,676,571
Plus: Change in book overdraft(a)	14,244	14,244
Plus: Proceeds from disposal of assets(a)	2,922	2,922
Less: Capital expenditures for property and equipment	(1,250,000)	(1,250,000)
Adjustments:(a)
Transaction-related expenses	7,372	7,372
Executive separation costs	978	978
Payment of contingent consideration recorded in earnings	1	1
Tax effect	(2,088)	(2,088)
Adjusted Free Cash Flow	$1,400,000	$1,450,000

____________________________

(a)	Reflects amounts reported for the six month period ended June 30, 2026, as shown on page 10.